July 31, 2006

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Sub-Item 77K of Capital Management Investment Trust's Form N-SAR dated July 31, 2006, and we agree with the statements made therein.

Yours truly,

 /s/ Deloitte & Touche LLP